UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2019

Duke Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 South Tryon Street, Charlotte, North Carolina 28202

(Address of Principal Executive Offices, including Zip Code)

(704) 382-3853

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Duke Energy Corporation	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC

Duke Energy Corporation	5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC

Duke Energy Corporation	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC

Duke Energy Corporation	Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2019, Duke Energy Corporation (the “Company”) entered into a forward sale agreement relating to 25,000,000 shares of the Company’s common stock, par value $0.001 per share (or 28,750,000 shares of the Company’s common stock if the underwriters exercise their option to purchase additional shares of common stock in full), documented under a confirmation subject to a master agreement and incorporating certain other terms (the “Original Forward Sale Agreement”) with JPMorgan Chase Bank, National Association, acting in its capacity as forward purchaser (in such capacity, the “Forward Purchaser”). On November 19, 2019, the underwriters exercised in full their option to purchase an additional 3,750,000 shares of the Company’s common stock. In connection therewith, the Company and the Forward Purchaser entered into an additional forward sale agreement relating to such number of shares, documented under a confirmation subject to a master agreement and incorporating certain other terms (the “Additional Forward Sale Agreement”).

In connection with the Original Forward Sale Agreement and the Additional Forward Sale Agreement (collectively, the “Forward Sale Agreement”), the Company entered into an Underwriting Agreement on November 18, 2019 (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, J.P. Morgan Securities LLC, acting in its capacity as forward seller (in such capacity, the “Forward Seller”), and the Forward Purchaser, pursuant to which the Forward Seller sold to the underwriters an aggregate of 28,750,000 shares. Also in connection with the Forward Sale Agreement, the Forward Seller borrowed 28,750,000 shares of the Company’s common stock from third parties.

Upon physical settlement of the Forward Sale Agreement, the Company will receive from the Forward Purchaser an amount equal to the net proceeds from the sale of the borrowed shares of the Company’s common stock sold pursuant to the Underwriting Agreement and the Forward Sale Agreement, subject to certain adjustments pursuant to the Forward Sale Agreement. The Company will receive such amount at a forward sale price that initially will be $85.99 per share (which is the price at which the underwriters have agreed, severally and not jointly, to purchase shares of the Company’s common stock) but that will be subject to certain adjustments pursuant to the Forward Sale Agreement (as described below).

The Company expects the Forward Sale Agreement to settle on or prior to December 31, 2020. The Company may, subject to certain conditions, elect to accelerate the settlement of all or a portion of the number of shares of common stock underlying the Forward Sale Agreement, and the Forward Purchaser may accelerate settlement of the Forward Sale Agreement upon the occurrence of certain events.

On a settlement date, if the Company decides to physically settle the Forward Sale Agreement, the Company will issue and deliver shares of common stock to the Forward Purchaser under the Forward Sale Agreement at the then-applicable forward sale price. The forward sale price that the Company expects to receive upon physical settlement of the Forward Sale Agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased on certain dates by amounts related to expected dividends on shares of the Company’s common stock during the term of the Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

Except under circumstances described in the Forward Sale Agreement, the Company has the right to elect physical, cash or net share settlement under the Forward Sale Agreement. Although the Company expects to settle the Forward Sale Agreement entirely by the full physical delivery of shares of the Company’s common stock to the Forward Purchaser in exchange for cash proceeds, the Company may elect cash settlement or net share settlement for all or a portion of its obligations under the Forward Sale Agreement if the Company concludes that doing so is in the best interest of the Company. In the event the Company elects to cash settle or net share settle the Forward Sale Agreement, the settlement amount generally will be related to (1)(a) the weighted average price per share at which the Forward Purchaser or its affiliate purchases shares of the Company’s common stock on each exchange business day during the unwind period for such settlement under the Forward Sale Agreement minus (b) the forward sale price; multiplied by (2) the number of shares of the Company’s common stock underlying the Forward Sale Agreement subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the Forward Purchaser will pay the Company the absolute value of that amount (in the case of cash settlement) or deliver to the Company a number of shares of the Company’s common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, the Company will pay the Forward Purchaser that amount (in the case of cash settlement) or deliver to the Forward Purchaser a number of shares of the Company’s common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, the Company would expect the Forward Purchaser or its affiliate to purchase shares of the Company’s common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of the Forward Sale Agreement.

The Forward Purchaser will have the right to accelerate the Forward Sale Agreement (with respect to all or any portion of the transaction under the Forward Sale Agreement that the Forward Purchaser determines is affected by such event and subject to the terms of the Forward Sale Agreement) and require the Company to settle on a date specified by the Forward Purchaser if: (1) the Forward Purchaser is unable, after using commercially reasonable efforts, to borrow (or maintain a borrowing of) sufficient shares of the Company’s common stock to hedge its position under the Forward Sale Agreement at a rate equal to or less than an agreed maximum stock loan rate; (2) the Forward Purchaser determines that it has an excess Section 13 ownership position or an excess regulatory ownership position with respect to certain ownership restrictions and related filing requirements under federal securities laws, Delaware corporate laws or other applicable laws and regulations, as applicable; (3) the Company declares a dividend or distribution on shares of its common stock that constitutes an extraordinary dividend; (4) there occurs an announcement of an event or transaction that, if consummated, would result in a merger event, tender offer, nationalization, delisting or change in law; or (5) certain other events of default, termination events or other specified events occur, including, among other things, any material misrepresentation made by the Company in connection with entering into the Forward Sale Agreement, certain bankruptcy events (excluding certain insolvency filings by the Company or an appropriate authority or consented to by the Company) or a market disruption event during a specified period that lasts for at least eight scheduled trading days. The Forward Purchaser’s decision to exercise its right to accelerate the settlement of the Forward Sale Agreement will be made irrespective of the Company’s interests, including the Company’s need for capital. In such cases, the Company could be required to issue and deliver shares of the Company’s common stock under the physical settlement provisions of the Forward Sale Agreement, irrespective of the Company’s capital needs, which would result in dilution to the Company’s earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to the Company, the Forward Sale Agreement will automatically terminate without further liability of either party. Following any such termination, the Company would not issue any shares of its common stock or receive any proceeds pursuant to the Forward Sale Agreement.

The foregoing description of the Forward Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Original Forward Sale Agreement and the Additional Forward Sale Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On November 18, 2019, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, J.P. Morgan Securities LLC, acting in its capacity as forward seller, and JPMorgan Chase Bank, National Association, acting in its capacity as forward purchaser, relating to the registered public offering and sale by the forward seller of 25,000,000 shares of the Company’s common stock, par value $0.001 per share. On November 19, 2019, the underwriters exercised in full their option to purchase an additional 3,750,000 shares of the Company’s common stock pursuant to the Underwriting Agreement.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 99.1 and is incorporated herein by reference.

Also, in connection with the issuance and sale of the shares of common stock, the Company is filing a legal opinion regarding the validity of the shares of common stock as Exhibit 5.1 for the purpose of incorporating the opinion into the Company’s Registration Statement No. 333-233896.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Exhibit 5.1	Opinion regarding validity of the shares of Common Stock
Exhibit 10.1	Confirmation of Forward Sale Transaction, dated November 18, 2019, between the Company and JPMorgan Chase Bank, National Association
Exhibit 10.2	Additional Confirmation of Forward Sale Transaction, dated November 19, 2019, between the Company and JPMorgan Chase Bank, National Association
Exhibit 23.1	Consent (included as part of Exhibit 5.1)
Exhibit 99.1	Underwriting Agreement, dated November 18, 2019, among the Company, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, J.P. Morgan Securities LLC, acting in its capacity as forward seller, and JPMorgan Chase Bank, National Association, acting in its capacity as forward purchaser
Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Information Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Duke Energy Corporation based these forward-looking statements on its current expectations about future events in light of its knowledge of facts as of the date of this Current Report on Form 8-K and its assumptions about future circumstances. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties included in the Company’s most recent Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q and Current Reports on 8-K filed with the SEC, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION
Date: November 21, 2019
	By:	/s/ Robert T. Lucas III
		Name:	Robert T. Lucas III
		Title:	Assistant Corporate Secretary

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